Exhibit 24.1

POWERS OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each of the undersigned directors and officers of TimkenSteel Corporation, an Ohio corporation (the “Registrant”), does hereby constitute and appoint each of Frank A. DiPiero and Amanda J. Sterling, or any of them, each acting alone, as the true and lawful attorney-in-fact or attorneys-in-fact for each of the undersigned, with full power of substitution and resubstitution, and in the name, place and stead of each of the undersigned, to execute and file (i) a Registration Statement on Form S-8 (the “Form S-8 Registration Statement”) with respect to the registration under the Securities Act of 1933, as amended, of common shares, without par value, of the Registrant issuable in connection with the TimkenSteel Corporation 2014 Equity and Incentive Compensation Plan, (ii) any and all amendments, including post-effective amendments, supplements and exhibits to the Form S-8 Registration Statement and (iii) any and all applications or other documents to be filed with the Securities and Exchange Commission or any state securities commission or other regulatory authority or exchange with respect to the securities covered by the Form S-8 Registration Statement, with full power and authority to do and perform any and all acts and things whatsoever necessary, appropriate or desirable to be done in the premises, or in the name, place and stead of the said director and/or officer, hereby ratifying and approving the acts of said attorneys and any of them and any such substitute.

This Power of Attorney may be executed in multiple counterparts, each of which will be deemed an original with respect to the person executing it.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the 27th day of June, 2014.

Signature	Title

/s/ Ward J. Timken, Jr. Ward J. Timken, Jr.	Chairman, Chief Executive Officer and President (Principal Executive Officer) and Director

/s/ Christopher J. Holding Christopher J. Holding	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Amanda J. Sterling Amanda J. Sterling	Vice President, Corporate Controller (Principal Accounting Officer)

/s/ John P. Reilly John P. Reilly	Director